UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2012

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Completion of Convertible Senior Subordinated Notes and Equity Offerings

On August 14, 2012, Exelixis, Inc. (“Exelixis”) completed concurrent registered underwritten public offerings of $287,500,000 aggregate principal amount of 4.25% convertible senior subordinated notes due 2019 (the “Notes” and the offering of the Notes, the “Notes Offering”) and 34,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock” and the offering of the Common Stock, the “Equity Offering”), pursuant to the underwriting agreements described in Item 8.01 of this Form 8-K.

The Notes and the Common Stock were offered and sold in public offerings registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration File No. 333-182018) filed with the Securities and Exchange Commission on June 8, 2012, which was effective upon filing, including the final prospectus supplements filed by Exelixis with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act dated August 9, 2012, to the prospectus contained in the Registration Statement, dated June 8, 2012.

Base Indenture, Supplemental Indenture and Pledge and Escrow Agreement

Exelixis issued the Notes under an indenture, dated as of August 14, 2012 (the “Base Indenture”), between Exelixis and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of August 14, 2012 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between Exelixis and the Trustee.

Pursuant to the Indenture, Exelixis, the Trustee and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) entered into a Pledge and Escrow Agreement, dated as of August 14, 2012, relating to the Notes (the “Pledge and Escrow Agreement”). In accordance with the Pledge and Escrow Agreement, $36,690,191 of the proceeds of the Notes Offering was placed into an escrow account with the Escrow Agent, of which $36,518,263 was invested in Permitted Securities (as defined in the Pledge and Escrow Agreement) with the remainder to be released to Exelixis. The Permitted Securities are scheduled to mature to make each of the first six scheduled semi-annual interest payments on the Notes. Pursuant to the Pledge and Escrow Agreement, Exelixis has pledged its interest in the escrow account to the Trustee as security for its obligations under the Notes.

The Notes will be: Exelixis’ general unsecured senior subordinated obligations (other than the escrow described above), ranked senior in right of payment to any existing or future subordinated indebtedness; equal in right of payment to Exelixis’ existing and future unsecured senior indebtedness; subordinate in right of payment to the secured convertible notes Exelixis previously issued to entities affiliated with Deerfield Management Company L.P (other than to the extent of the escrow); effectively subordinate (other than to the extent of the escrow) to any of Exelixis’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and structurally subordinate to all existing and future indebtedness (including trade payables) of Exelixis’ subsidiaries, as well as to any of Exelixis’ existing or future indebtedness that may be guaranteed by any of Exelixis’ subsidiaries (to the extent of any such guarantee).

The Notes will mature on August 15, 2019 (the “Maturity Date”), unless earlier converted, redeemed or repurchased. The Notes will bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning February 15, 2013. Prior to August 15, 2016, the Notes are not redeemable. At any time on or after August 15, 2016, Exelixis may redeem for cash all or a portion of the Notes, except for Notes that Exelixis is required to repurchase in connection with a Fundamental Change (as defined in the Indenture), but only if the last sale price of its Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day preceding the date it provides notice of the redemption exceeds 130% of the conversion price in effect on each such trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If a Fundamental Change occurs prior to the Maturity Date, holders of the Notes may require Exelixis to purchase for cash all or any portion of their Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.

Holders may convert their Notes prior to the close of business on the business day immediately preceding May 15, 2019, only upon the occurrence of certain circumstances. On or after May 15, 2019, until the close of business on the second trading day immediately preceding the Maturity Date, holders may surrender their Notes for conversion at any time. Upon conversion, Exelixis will pay or deliver, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election. The initial conversion rate of 188.2353 shares of Common Stock per $1,000 principal amount of Notes is equivalent to a conversion price of approximately $5.31 per share of Common Stock. The conversion rate is subject to adjustment in certain events, such as distributions of dividends and stock splits. In addition, upon a Make-Whole Fundamental Change (as defined in the Indenture), Exelixis will, under certain circumstances, increase the applicable conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change.

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if: (a) Exelixis fails to pay interest on any Note when due and the default continues, (x) for any interest payment date through August 15, 2015, for a period of 10 business days, and (y) for any interest payment date thereafter, for a period of 30 days; (b) Exelixis fails to pay the principal (including the fundamental change purchase price) of any Note when due; (c) Exelixis fails to pay the redemption price of any Note on any redemption date; (d) Exelixis fails to pay or deliver, as the case may be, the conversion obligation owing upon conversion of any Note (including any additional shares or cash in lieu thereof) and such failure continues for three trading days; (e) Exelixis fails to comply with the covenant in the Indenture relating to mergers, consolidations and similar events described below; (f) Exelixis fails to provide notice of a specified corporate transaction or a Fundamental Change in accordance with the terms of the Indenture for 5 days after such notice is due; (g) Exelixis fails for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture; (h) default by Exelixis or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any debt for money borrowed in excess of $20,000,000 in the aggregate, which default results (x) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days, or (y) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and such defaulted payment has not have been made, waived or extended within 30 days; (i) Exelixis or any of its Significant Subsidiaries (as defined in the Indenture) fails to pay any final and non-appealable judgments entered by a court or courts of competent jurisdiction in excess of $20,000,000 (excluding any amounts covered by insurance), which judgment is not paid, discharged, stayed, vacated or otherwise satisfied within 45 days after (x) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (y) the date on which all rights to appeal have been extinguished; (j) the Pledge and Escrow Agreement ceases to be in full force and effect prior to its expiration in accordance with its terms; or (k) certain events of bankruptcy, insolvency, or reorganization of Exelixis or any Significant Subsidiary occur.

If certain bankruptcy and insolvency-related Events of Defaults occur, the principal of, and accrued and unpaid interest on, all of the then outstanding Notes shall automatically become due and payable. If an Event of Default other than certain bankruptcy and insolvency-related Events of Defaults occurs and is continuing, the Trustee by notice to Exelixis or the holders of the Notes of at least 25% in principal amount of the outstanding Notes by notice to Exelixis and the Trustee, may declare the principal of, and accrued and unpaid interest on, all of the then outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, within a certain period, to the extent Exelixis elects, the sole remedy for an Event of Default relating to certain failures by Exelixis to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The Indenture provides that Exelixis shall not consolidate with or merge with or into another person, or convey, transfer or lease its properties and assets substantially as an entirety to, another person, unless (a) the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of Exelixis’ obligations under the Notes and the Indenture; and (b) immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. A copy of the Pledge and Escrow Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Notes, the Indenture and the Pledge and Escrow Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture, the Pledge and Escrow Agreement and the Form of Note are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On August 9, 2012, Exelixis entered into an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman, Sachs & Co. and Cowen and Company, LLC, as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”) relating to the Equity Offering. Pursuant to the Equity Underwriting Agreement, the Equity Underwriters agreed to purchase shares of Common Stock from Exelixis at a price of $4.25 per share. The Equity Underwriters exercised their 30-day option to purchase additional shares of Common Stock and, as a result, purchased 34,500,000 shares, all of which were purchased from Exelixis on August 14, 2012. The sale of the shares in the Equity Offering resulted in $138,927,187.50 of proceeds to Exelixis after deducting underwriting discounts but before deducting offering expenses. The Equity Offering closed on August 14, 2012. The shares of Common Stock were listed on The NASDAQ Global Select Market.

On August 9, 2012, Exelixis also entered into an underwriting agreement (the “Notes Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (collectively, the “Notes Underwriters”) relating to the Notes Offering. The Notes Underwriters exercised their 30-day option to purchase additional Notes and, as a result, purchased from Exelixis $287,500,000 aggregate principal amount of Exelixis’ 4.25% convertible senior subordinated notes due 2019. Pursuant to the Notes Underwriting Agreement, the purchase of such Notes from Exelixis resulted in $278,156,250 of proceeds to Exelixis after deducting underwriting discounts but before deducting offering expenses. The Notes Offering closed on August 14, 2012.

Each Underwriting Agreement contains customary representations, warranties and agreements by Exelixis, customary conditions to closing, indemnification obligations of Exelixis and the Equity Underwriters or Notes Underwriters, as applicable, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreements are filed as Exhibits 1.1 and 1.2 hereto and are incorporated herein by reference. The foregoing description of the terms of each Underwriting Agreement is qualified in its entirety by reference to the related exhibit. Copies of the opinions of Cooley LLP relating to the legality of the issuance and sale of the Common Stock and the Notes in each Offering are attached as Exhibit 5.1 and 5.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2012

1.2	Underwriting Agreement, dated August 9, 2012

4.1	Indenture, dated as of August 14, 2012, between Exelixis, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of August 14, 2012, between Exelixis, Inc. and Wells Fargo Bank, National Association, as Trustee (including the form of 4.25% convertible senior subordinated notes due 2019).

5.1	Opinion of Cooley LLP

5.2	Opinion of Cooley LLP

10.1	Pledge and Escrow Agreement, dated as of August 14, 2012, between Exelixis, Inc., Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Escrow Agent

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

23.2	Consent of Cooley LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012	EXELIXIS, INC.

/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 9, 2012

1.2	Underwriting Agreement, dated August 9, 2012

4.1	Indenture, dated as of August 14, 2012, between Exelixis, Inc. and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of August 14, 2012, between Exelixis, Inc. and Wells Fargo Bank, National Association, as Trustee (including the form of 4.25% convertible senior subordinated notes due 2019).

5.1	Opinion of Cooley LLP

5.2	Opinion of Cooley LLP

10.1	Pledge and Escrow Agreement, dated as of August 14, 2012, between Exelixis, Inc., Wells Fargo Bank, National Association, as Trustee, and Wells Fargo Bank, National Association, as Escrow Agent

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

23.2	Consent of Cooley LLP (contained in Exhibit 5.2)